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                                                                  EXECUTION COPY

                             NOTE PURCHASE AGREEMENT

          THIS NOTE PURCHASE AGREEMENT (this "AGREEMENT"), dated as of June 14, 2006, by and among ZBB ENERGY CORPORATION, a Wisconsin corporation, (the "COMPANY"), and each of the purchasers set forth on the signature pages hereto (the "BUYERS").

          WHEREAS, the Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT");

          WHEREAS, the Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement US$2,226,667 aggregate principal amount 8% Senior Secured Notes due July 14, 2008 (the "NOTES"), in the form attached hereto as EXHIBIT "A" and common stock purchase warrants, in the form attached hereto as EXHIBIT "B" (the "WARRANTS") to purchase shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK") for an aggregate purchase price of US$1,670,000;

          WHEREAS, each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Notes and number of Warrants as is set forth immediately below its name on the signature pages hereto;

          WHEREAS, contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT "C" (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws;

          WHEREAS, contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Security Agreement, in the form attached hereto as EXHIBIT "D" (the "SECURITY AGREEMENT") pursuant to which the Company has agreed to grant a senior security interest in all of the assets of the Company to secure the obligations of the Company to the Buyers;

          WHEREAS, contemporaneous with the execution and delivery of this Agreement, each of the Subsidiaries (as defined herein) is executing and delivering a Guaranty Agreement, in the form attached hereto as EXHIBIT "E" (the "GUARANTY"), guaranteeing the obligations of the Company to the Buyers;

          WHEREAS, contemporaneous with the execution and delivery of this Agreement, each of the Subsidiaries and the Buyers are executing and delivering a Security Agreement, in the form attached hereto as EXHIBIT "F" (the "SUBSIDIARY SECURITY AGREEMENT"), pursuant to which each Subsidiary has agreed to grant a senior security interest in all of the assets of such Subsidiary to secure the obligations of such Subsidiary to the Buyers;

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          WHEREAS, contemporaneous with the execution and delivery of this
Agreement, the parties hereto are executing and delivering a Pledge and Escrow Agreement, in the form attached hereto as EXHIBIT "G" (the "PLEDGE AGREEMENT") pursuant to which the Company has agreed to pledge all of the equity of each Subsidiary; and

          WHEREAS, contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering an agreement, (the "REAL PROPERTY SECURITY AGREEMENT") pursuant to which the Company has granted a non-senior security interest and mortgage in its real property located at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin, reasonably satisfactory to the Buyers, and which is otherwise recordable with the proper government office in the State of Wisconsin.

          NOW THEREFORE, the Company and each of the Buyers severally (and not jointly) hereby agree as follows:

          1. AUTHORIZATION AND PURCHASE AND SALE OF NOTES AND WARRANTS.

               a. AUTHORIZATION OF NOTES. The Company has authorized the issue and sale of the Notes.

               b. PURCHASE OF NOTES AND WARRANTS. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such principal amount of Notes and Warrants to purchase such number of shares of Common Stock as is set forth immediately below such Buyer's name on the signature pages hereto.

               c. FORM OF PAYMENT. On the Closing Date, (i) each Buyer shall pay the purchase price for the Notes and the Warrants to be issued and sold to it at the Closing (as defined below) (the "PURCHASE PRICE") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of the Notes in the principal amount equal to the Purchase Price and the number of Warrants as is set forth immediately below such Buyer's name on the signature pages hereto, and (ii) the Company shall deliver such Notes and Warrants duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price.

               d. CLOSING DATE. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Sections 5 and 6 below, the date and time of the issuance and sale of the Notes and the Warrants pursuant to Section 1(b) of this Agreement (the "CLOSING DATE") shall be simultaneous with the execution and delivery of this Agreement by the parties, or such other mutually agreed upon time. The closing of the transactions contemplated by Section 1(b) of this Agreement (the "CLOSING") shall occur on the Closing Date at such location as may be agreed to by the parties.

          2. REPRESENTATIONS AND WARRANTIES OF EACH BUYER. Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:

               a. INVESTMENT PURPOSE. As of the date hereof and the Closing Date the Buyer is purchasing the Notes and the Warrants and the shares of Common Stock issuable


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upon exercise thereof (the "WARRANT SHARES" and, collectively with the Notes and
Warrants, the "SECURITIES") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

               b. ACCREDITED INVESTOR STATUS. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an "ACCREDITED INVESTOR").

               c. RELIANCE ON EXEMPTIONS. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

               d. INFORMATION. The Buyer and its advisors, if any, have had the opportunity to ask questions of management of the Company and have been furnished with all information relating to the business, finances and operations of the Company and information relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. Neither such inquiries nor any other due diligence investigation conducted by the Buyer or any of its advisors or representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk. The Buyer further represents to the Company that the Buyer's decision to enter into this Agreement has been based solely on the independent evaluation of the Buyer and its representatives.

               e. GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

               f. TRANSFER OR RE-SALE. The Buyer understands that except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (i) the Securities are sold pursuant to an effective registration statement under the Securities Act, (ii) the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company, (iii) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (iv) the Securities are sold


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pursuant to Rule 144, or (v) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) ("REGULATION S"). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

               g. LEGENDS. The Buyer understands that the Notes and the Warrants shall bear a restrictive legend in the form as set forth on Exhibit "A" and Exhibit "B", respectively. The Buyer understands that, until such time as the resale of the Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Securities):

          "Neither the offer nor sale of the securities represented by this certificate has been registered under the Securities Act of 1933, as amended, (the "Act"). The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under the Act or unless sold pursuant to Rule 144 or Regulation S under the Act."

               h. RESIDENCY. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the DISCLOSURE SCHEDULE annexed hereto, the Company represents and warrants to each Buyer that:

               a. ORGANIZATION AND QUALIFICATION.

                    (i) The Company and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                    (ii) "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company and the Subsidiaries individually and taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.


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               b. SUBSIDIARIES. The DISCLOSURE SCHEDULE contains a complete and correct list of the Subsidiaries, showing as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of capital stock or similar equity interests outstanding owned by the Company. "SUBSIDIARY" means any "significant subsidiary" or "subsidiary" (as such terms are defined in the SEC's Rule 1-02 of Regulation S-X) of the Company. All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in the DISCLOSURE SCHEDULE as being owned by the Company have been validly issued, fully paid and nonassessable and are owned by the Company free and clear of any lien, claim, mortgage, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance or any other right or adverse interest ("LIENS").

               c. AUTHORIZATION; ENFORCEMENT.

                    (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Notes, the Warrants, the Pledge Agreement, the Real Property Security Agreement and the Security Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof. The execution and delivery of this Agreement, the Registration Rights Agreement, the Notes, the Warrants, the Pledge Agreement, the Real Property Security Agreement and the Security Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Notes and the Warrants and the issuance and reservation for issuance of the Warrant Shares issuable upon exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required. This Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly. This Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, the Notes, the Warrants, the Pledge Agreement, the Real Property Security Agreement and the Security Agreement each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                    (ii) Each Subsidiary has all requisite corporate power and authority to enter into and perform the Guaranty and the Subsidiary Security Agreement to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Guaranty and each Subsidiary Security Agreement by each Subsidiary and the consummation by such Subsidiary of the transactions contemplated thereby have been duly authorized by such Subsidiary's Board of Directors and no further consent or authorization of such Subsidiary, its Board of Directors, or its shareholders is required. This Agreement has been duly executed and delivered by each Subsidiary by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Subsidiary accordingly. Upon execution and delivery by a Subsidiary of the Guaranty and the Subsidiary Security Agreement, each of such instruments will constitute, a legal, valid


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and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms.

               d. ISSUANCE OF SHARES. The Warrant Shares are duly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their respective terms and payment of the consideration set forth in the Warrants, will be validly issued, fully paid and non-assessable, and free from all taxes and Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

               e. NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Pledge Agreement, the Real Property Security Agreement, the Security Agreement, the Notes and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Warrant Shares), and the execution, delivery and performance of the Guaranty and the Subsidiary Security Agreement by each Subsidiary and the consummation by each Subsidiary of the transactions contemplated thereby, will not (i) conflict with or result in a violation of any provision of the articles of incorporation, as amended, (the "ARTICLES OF INCORPORATION") of the Company or any of its Subsidiaries or the by-laws, as amended, (the "BY-LAWS") of the Company or any of its Subsidiaries, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or is otherwise bound or is a beneficiary, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal, state and foreign securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted in violation of any law, ordinance or regulation of any governmental entity material to the business of the Company and its Subsidiaries. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state and Australian securities laws, neither the Company nor any Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party, in order for (i) the Company to execute, deliver


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or perform any of its obligations under this Agreement, the Registration Rights
Agreement, the Security Agreement, the Pledge Agreement, the Real Property Security Agreement, the Notes or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Notes and the Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants, or (ii) any Subsidiary to execute, deliver or perform the Guaranty or the Subsidiary Security Agreement in accordance with the terms thereof. All consents, authorizations, orders, filings and registrations which either the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

               f. FINANCIAL STATEMENTS. The financial statements contained in the Company's 2005 Annual Report as filed with the Australian Stock Exchange ("ASX") on September 30, 2005 (the "FINANCIAL STATEMENTS") have been prepared in accordance with the Australian Accounting Standards, consistently applied, ("AAS") during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, of the type customarily reflected on financial statements and the notes thereto, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2005 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under AAS to be reflected in such Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

               g. ABSENCE OF CERTAIN CHANGES. Since June 30, 2005, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

               h. ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of any executive officer of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. No executive officer of the Company or any of its Subsidiaries has knowledge of any facts or circumstances which might give rise to any of the foregoing.

               i. PATENTS, COPYRIGHTS, TRADEMARKS.

                    (i) The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") necessary to enable it to conduct its business as now operated (and, to the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any Person pertaining to, or proceeding


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pending, or to the knowledge of any executive officer of the Company or any of its Subsidiaries threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, to the knowledge of any executive officer of the Company or any of its Subsidiaries, as presently contemplated to be operated in the future); to the knowledge of any executive officer of the Company or any of its Subsidiaries, neither the Company's nor its Subsidiaries' current and intended products, services and processes infringe on any Intellectual Property or other rights held by any Person; and no executive officer of the Company or any of its Subsidiaries has knowledge of any facts or circumstances which might give rise to any of the foregoing.

                    (ii) Except as set forth in the DISCLOSURE SCHEDULE, neither the Company nor any of its Subsidiaries owns or possesses any Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses, each as defined herein.

                    (iii) "COPYRIGHTS" shall mean (i) copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) any continuations, renewals or extensions thereof; (iv) any registrations to be issued in any pending applications; (v) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works;
(vi) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (vii) rights to sue for past, present and future infringements of any copyright;
(viii) any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws, or any law of any State, and (ix) any other rights corresponding to any of the foregoing rights throughout the world.

                    (iv) "COPYRIGHT LICENSE" shall mean any agreement, written or oral, granting any right in or to any Copyright or Copyright registration, including, without limitation, licenses for the exclusive right to use a copyright owned by a third party.

                    (v) "PATENTS" shall mean (i) letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (ii) reissues, divisions, continuations, renewals, continuations in part or extensions thereof;
(iii) petty patents, divisionals and patents of addition; (iv) patents to issue in any such applications; (v) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (vi) rights to sue for past, present and future infringements of any patent.

                    (vi) "PATENT LICENSE" shall mean any agreement, whether written or oral, granting any right with respect to any Patent.


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                    (vii) "TRADEMARKS" shall mean (i) trademarks, tradenames,
corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "MARKS"); (ii) any reissues, extensions or renewals thereof,
(iii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement and (v) rights to sue for past, present and future infringements of the Marks.

                    (viii) "TRADEMARK LICENSE" shall mean any agreement, written or oral, granting any right in and to any Trademark or Trademark registration.

               j. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

               k. TAX STATUS. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its Financial Statements provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its Financial Statements provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the executive officers of the Company or any of its Subsidiaries know of any basis for any such claim. Neither the Company nor any of its Subsidiaries has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

               l. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any executive officer of the Company or any of its


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Subsidiaries, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

               m. PERMITS; COMPLIANCE. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of any executive officer of the Company or any of its Subsidiaries, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since June 30, 2005, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

               n. ENVIRONMENTAL MATTERS. There are, with respect to the Company or any of its Subsidiaries, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the knowledge of any executive officer of the Company or any of its Subsidiaries, threatened in connection with any of the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business. There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

               o. TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens and defects except such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

               p. INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks, including casualty and liability insurance, and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, which such policies are set forth on the DISCLOSURE SCHEDULE. No executive officer of the Company or any of its Subsidiaries has any reason to believe that the Company and its Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue such businesses at a cost that would not have a Material Adverse Effect.

               q. INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has adopted and implemented written procedures of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act and the rules and regulations thereunder.

               r. FOREIGN CORRUPT PRACTICES; FOREIGN ASSETS CONTROL REGULATIONS. Neither the Company, nor any of its Subsidiaries, nor any current director or officer, nor, to the knowledge of any executive officer of the Company or any of its Subsidiaries, any past director, past officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any of its Subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Neither the sale of the Securities by the Company hereunder nor its use of the proceeds thereof will violate the trading with the Enemy Act, as amended, or any foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating therefrom. Neither the Company nor any Subsidiary nor any director or senior officer of the Company or any Subsidiary is a Person named on the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") list, nor is a Person prohibited under the OFAC programs.

               s. SOLVENCY. The Company and each Subsidiary (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured). The Company and each Subsidiary (after giving effect to the transactions contemplated by this Agreement) has the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

               t. NO INVESTMENT COMPANY. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" as defined under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

               u. ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

               v. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

               w. NO BROKERS. The Company has taken no action which would give rise to any claim by any Person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

               x. GENERAL SOLICITATION. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes or the Warrants.

               y. DISCLOSURE. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          4. INFORMATION.

               a. FINANCIAL INFORMATION. For so long as any of the Notes are outstanding, the Company shall send the following reports to each holder of the Notes the following:

                    (i) At any time that the Company has a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or is filing reports with the SEC as required under Section 15(d) of the Exchange Act, then within three (3) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, provided, however, if any such document is available on the SEC's EDGAR Filing System then the Company need not deliver a hard copy of such document;

                    (ii) At any time that the Company does not have a class of securities registered under Section 12(b) or 12(g) of the Exchange Act and is not required to file reports with the SEC as required under Section 15(d) of the Exchange Act ("NON-REPORTING COMPANY"), then (A) within ninety (90) days after the end of each of the Company's fiscal years a consolidated audited balance sheet for such fiscal year and the immediately preceding fiscal year, a consolidated income statement for such fiscal year and the immediately preceding two fiscal years, a consolidated cash flow statement for such fiscal year and the immediately preceding two fiscals year and a consolidated shareholders' equity statement for such fiscal year and the immediately preceding two fiscals year, (B) within forty-five (45) days after the end of each of the Company's fiscal quarters (other than a fiscal quarter which is also the end of the Company's fiscal year) a consolidated unaudited balance sheet for such fiscal quarter, a consolidated income statement for such fiscal quarter and a consolidated cash flow statement for such fiscal quarter, in each case all in accordance with AAS, or generally accepted accounting principles, and each certified by the Chief Executive Officer and Chief Financial Officer as fairly presenting, in all material respects, the financial condition of the companies being reported on and their results of operations, subject to, in the case of unaudited financial statements, changes resulting from normal audit adjustments.

                    (iii) promptly upon their becoming available, one copy of
(A) each report, notice or proxy statement sent by the Company or any Subsidiary to securities holders generally, and (B) each registration statement, and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC, provided, however, if any such document is available on the SEC's EDGAR Filing System then the Company need not deliver a hard copy of such document; and

                    (iv) within fifteen (15) days after the end of each month, copies of a consolidated balance sheet and consolidated income statement of the Company and its Subsidiaries as at the end of such month, each certified by the Chief Executive Officer and Chief Financial Officer as fairly presenting, in all material respects, the financial condition of the companies being reported on and their results of operations, subject to changes resulting from normal audit adjustments and a report detailing the aging of all accounts receivable and accounts payable of the Company and each Subsidiary.

               b. NOTICE OF DEFAULT OR EVENT OF DEFAULT. Promptly, and in any event within three (3) business days after the Company becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given notice or taken any action with respect to a claimed default of the type referred to in Section 9(f), the Company shall deliver to each holder of the Notes a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto. "PERSON" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

               c. NOTICES FROM GOVERNMENTAL AUTHORITIES. Promptly, and in any event within three (3) business days of receipt thereof, the Company shall deliver to each holder of the Notes copies of any notice to the Company or any Subsidiary from any Federal, State, local or foreign governmental authority alleging a violation of any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

               d. REQUESTED INFORMATION. With reasonable promptness, the Company shall deliver to each holder of the Notes such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

               e. INSPECTION. The Company will permit the representatives of each holder of Notes, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested. Furthermore, that the holders of a majority of the then-outstanding principal amount of Notes may authorize audits of the Company and its Subsidiaries every three (3) months commencing September 14, 2006 and the Company shall reimburse or pay directly audit fees of $800 per day, per auditor, plus out of pocket expenses. The audit will include, but not be limited to, the review of accounts receivables documentation, cash receipts and disbursements, accounts payable inventory contracts, and other purchase order documentation. The Company shall provide all documents and information deemed necessary or appropriate by the auditor.

               f. OFFICERS' CERTIFICATE. Each set of financial statements delivered to, or made available under the SEC's EDGAR Filing System to, a holder of Notes pursuant to Section 7(a) shall be accompanied by a certificate of the Chief Executive Officer and Chief Financial Officer of the Company setting forth:

                    (i) That the Company was in compliance with the requirements of the covenants contained in Sections 7 and 8 herein during the monthly, quarterly or annual period covered by the statements then being furnished; and

                    (ii) A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the monthly, quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes an Event of Default or, if any such condition or event existed or exists specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

          5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Notes and the Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

               a. The applicable Buyer shall have executed this Agreement, the Registration Rights Agreement, the Security Agreement, the Pledge Agreement, the Real Property Security Agreement and the Subsidiary Security Agreement and delivered the same to the Company.

               b. The applicable Buyer shall have delivered the Purchase Price in accordance with Section 1(c) above.

               c. The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

               d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          6. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Notes and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

               a. The Company shall have executed this Agreement, the Registration Rights Agreement, the Pledge Agreement, the Real Property Security Agreement and the Security Agreement and delivered the same to such Buyer.

               b. Each Subsidiary shall have executed the Guaranty and the Subsidiary Security Agreement and delivered the same to such Buyer.

               c. The Company shall have delivered to such Buyer duly executed Notes (in such denominations as such Buyer shall request) and Warrants in accordance with Section 1(b) above.

               d. The representations and warranties of the Company shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate or certificates, executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's and each Subsidiary's Articles of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

               e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

               f. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

               g. The Buyer shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance acceptable to such Buyer.

               h. The Company's Chief Executive Officer shall deliver a validity guaranty in form and substance acceptable to the Collateral Agent.

               i. [intentionally omitted]

               j. [intentionally omitted]

               k. The Company and the Subsidiaries shall deliver, or cause to be delivered, at the Closing (i) an insurance certificate naming each Buyer as a loss payee on each of the Company's and each Subsidiary's casualty insurance policies (the "CASUALTY POLICIES"), (ii) an insurance certificate naming each Buyer as an additional insured on each of the

Company's and each Subsidiary's liability insurance policies (the "LIABILITY POLICIES"), each of the foregoing in an amount of coverage not less than the aggregate amount of the then-outstanding Notes issued under this Agreement.

               l. The Buyers shall have received an executed payoff letter from Park Bank - Capitol (the "LENDER"), in form and substance satisfactory to the Buyers, relating to the payment of the Company's indebtedness to the Lender, and the release of the Lender's liens on all of the Company's and any Subsidiaries' assets.

               m. Contemporaneous with the Closing, the Company shall sell to each other Buyer and each other Buyer shall purchase the Notes and Warrants to be purchased by it at the Closing.

          7. AFFIRMATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding, unless holders of a majority of the then-outstanding principal amount of the Notes consents in writing otherwise:

               a. COMPLIANCE WITH LAW. The Company will, and will cause each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               b. INSURANCE. The Company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurers, insurance, including, without limitation, the Casualty Policies and the Liability Policies, with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

               c. MAINTENANCE OF PROPERTIES. The Company will, and will cause each Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times.

               d. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each Subsidiary to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the

Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with United States generally accepted accounting principles, consistently applied, (or if the Company is a Non-Reporting Company, in accordance with AAS, or generally accepted accounting principles, consistently applied) on the books of the Company or such Subsidiary .

               e. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each Subsidiary and all rights and franchises of the Company and its Subsidiaries.

               f. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Notes and the Warrants as set forth in the DISCLOSURE SCHEDULE. The Company shall not, directly or indirectly, use the proceeds from the sale of the Notes and the Warrants for any loan to or investment, directly or indirectly, in any other corporation, partnership, enterprise or other Person (except in connection with the Subsidiaries).

               g. AUTHORIZATION AND RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full exercise of the outstanding Warrants and issuance of the Warrant Shares in connection therewith (based on the Exercise Price of the Warrants in effect from time to time) and as otherwise required by the Warrants. Except in the case of combinations of Common Stock (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise), the Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the Warrants without the consent of each Buyer.

               h. PATENTS. The Company shall, and cause its Subsidiaries to, use its and their best efforts, respectively, to complete, prosecute, and defend all patent applications, including, those listed on the DISCLOSURE SCHEDULE with respect to Section 3(i) of this Agreement and any other patent applications.

               i. DOCUMENT ROOM. The Company shall on behalf of itself and each of the Subsidiaries, establish not later than thirty (30) days after the Closing Date and maintain continuously thereafter until all of the Obligations (as defined in the Security Agreement) have been indefeasibly paid in full, a secure document control room ("DOCUMENT CONTROL ROOM") designated as such at the Company's central offices located at N93 W14475 Whitaker Way, Menomonee Falls, Wisconsin, which shall contain all complete, genuine and accurate current, as of the Closing Date, and future:

                    (i) design sheets, testing and operating procedures and manuals, and all other documentation specifying the method of manufacture of the Company's and the Subsidiaries' products, including, without limitation, procedures for manufacturing all parts of battery stack, list of drawings, vendor information and pictures of the such manufacturing process;

                    (ii) design sheets, testing and operating procedures and manuals, and all other documentation specifying the method of assembly of the Company's and the Subsidiaries' products, including, without limitation, procedures for assembling modules and shipping containers, list of drawings, vendor information and pictures of the such assembly process;

                    (iii) designs and drawings, whether hard copy or computer files, of the Company's and the Subsidiaries' products, including the battery, module and shipping containers, list of such designs and drawings, vendor information and specifications for all components of the foregoing;

                    (iv) lists and descriptions of raw materials used in the manufacture of the Company's and the Subsidiaries' products, including trade name, complete technical specification, vendor name(s) and contact;

                    (v) lists and detail descriptions of all formulations used in the manufacture of the Company's and the Subsidiaries' products, including Electrolyte, Electrode material and Battery frame material;

                    (vi) licenses and agreements (including joint ventures, manufacturing, development and marketing agreements) which any of the Company or any of the Subsidiaries is a party;

                    (vii) contracts with consultants, employee agreements with respect to inventions and intellectual property which any of the Company or any of the Subsidiaries is a party;

                    (viii) any of the Company's or any of the Subsidiaries' products customer lists, price lists, market studies, and business plans;

                    (ix) hard copy and computer files containing any of the Company's or any of the Subsidiaries' operating manuals for use of manufacturing equipment, including, without limitation, vendor information, designs and drawings of such equipment, and maintenance records;

                    (x) any of the Company's or any of the Subsidiaries' internal and independent technical reports, including results of technical specification measurements;

                    (xi) all software, including object and source code, and related manuals, both hard copy and electronic formats, used in the design, manufacturing, monitoring and marketing of the Company's or any of the Subsidiaries' products;

                    (xii) all manuals, procedures and codes, whether in hard copy of electronic format, for the testing of batteries, including, Individual Stacks, Modules and Shipping Containers, and all data, results and conclusions of all prior testing

                    (xiii) software, including object and source code, and related manuals, both hard copy and electronic formats, used in the design, manufacturing, monitoring and marketing of the Company's or any of the Subsidiaries' products;

                    (xiv) all documentation, whether in hard copy or electronic format, concerning the Company's and each Subsidiaries' research and development, including, without limitation, all information and documentation which the Company or any Subsidiary has protected as trade secrets, all documentation with respect to previous and future research and development projects and reports, and all documentation with respect to testing methods used in such research and development efforts (such as including bromine diffusion, resistivity, surface area).

                    (xv) all documentation, whether in hard copy or electronic format, concerning the Company's and each Subsidiaries' quality control methods, procedures and specifications used with respect to research and development, manufacturing, assembly, shipping, maintenance and service.

                    (xvi) patents and applications, trademarks and tradenames and applications, copyrights and applications and correspondence with applicable government agencies and intellectual property counsel by or with the Company or any of the Subsidiaries;

                    (xvii) the Company's or any of the Subsidiaries' distribution methods and processes;

                    (xviii) the Company's or any of the Subsidiaries' security codes, passwords and other access devices with respect to the foregoing;

                    (xix) all written vendor or supplier, contracts, and written summaries of any such oral contracts, to which any of the Company or any of the Subsidiaries is a party;

                    (xx) all written customer contracts, and written summaries of any such oral contracts, to which any of the Company or any of the Subsidiaries is a party;

                    (xxi) hard copy and computer files containing all of the Company's and all of the Subsidiaries' financial information, including, without limitation, bills of materials, vendor phone and contact info, back-up of data files, Peachtree Manufacturing software and asset schedules; and

                    (xxii) any and all amendments, changes and additions to the foregoing as they may arise, which such amendments, changes and additions shall be included in the Document Control Room not later than every sixty (60) days commencing on the ninetieth (90th) day after the Closing Date.

The foregoing items under (i) through (xxii), inclusive is collectively referred to as the "DOCUMENT CONTROL ROOM ITEMS." The Company shall make the foregoing, and all of the Company's and Subsidiaries Collateral, as defined in the Security Agreement and each Subsidiary Security Agreement, available to the Collateral Agent for inspection during normal business hours. The Collateral Agent and the Company shall execute a confidentiality agreement reasonable satisfactory to both parties. Upon an Event of Default, the Collateral Agent may terminate the confidentiality agreement and take exclusive possession of the Document Control Room and/or the contents therein.

               j. APPLICATION TO ASX. The Company shall (i) within thirty (30) days of the Closing Date, apply to the ASX for a waiver permitting the Company to issue the shares of common stock upon conversion of the Notes in accordance with Section 18 of this Agreement (the "ASX APPROVAL"), and (ii) use its commercially reasonable efforts to obtain the ASX Approval.

               k. COLLATERAL ASSIGNMENTS OF MATERIAL EQUIPMENT LEASES. The Company shall, and cause its Subsidiaries to, within sixty (60) days of the Closing Date, (i) execute and deliver collateral assignments reasonably acceptable to the Collateral Agent of each of the Company's and each Subsidiary's respective equipment leases, which are material to the businesses of the Company and the Subsidiaries respectively, as mutually agreed in good faith by the Company and the Collateral Agent, and (ii) to deliver lessors' consents reasonably acceptable to the Collateral Agent to such collateral assignments.

          8. NEGATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding, unless holders of a majority of the then-outstanding principal amount of the Notes consents in writing otherwise:

               a. LIENS. The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

                    (i) Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in the DISCLOSURE SCHEDULE;

                    (ii) Liens for taxes, assessments or governmental charges not then due and delinquent;

                    (iii) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way, minor survey exceptions and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use or value of the property or assets subject thereto or which relate only to assets that in the aggregate are not material;

                    (iv) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', lessors', carriers', warehousemen's, mechanics', materialmen's and other similar liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; or

                    (v) any attachment or judgment Lien, unless the judgment it secures has not, within sixty (60) days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within sixty (60) days after the expiration of any such stay.

               b. MERGERS, CONSOLIDATIONS, ETC. The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

               c. SALE OF ASSETS. The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a "DISPOSITION"), any assets, including capital stock of any Subsidiary, in one or a series of transactions, to any Person, other than Dispositions in the ordinary course of business.

               d. NATURE OF BUSINESS. The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

               e. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, enter into directly or indirectly any transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

               f. RESTRICTION ON DISTRIBUTIONS AND STOCK REPURCHASES. The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any Subsidiary or any warrants, rights or options to purchase or acquire any such shares. The Company will not and will not permit any Subsidiary to make any distribution or dividend of cash or other property with respect to its capital stock.

               g. INVESTMENTS. The Company will not, and will not permit any Subsidiary to, and cause such Subsidiary not to, make any loan or advance to any Person or entity, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person or entity, except direct obligations of the United States or any agency thereof, bonds, and certificates of deposit in commercial or savings banks of recognized standing.

               h. ADDITIONAL SUBSIDIARY CAPITAL. The Company shall not permit any of the Subsidiaries to issue to third parties any of its capital stock or options, warrants or other similar rights to acquire its capital stock.

          9. EVENTS OF DEFAULT. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

               a. the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or otherwise; or

               b. the Company defaults in the payment of any interest on any Note for more than five (5) business days after the same becomes due and payable; or

               c. the Company defaults in the performance of or compliance with any term contained in or Sections 8(a) through 8(h), and such default has not been cured for ten (10) business days after the earlier of (i) an executive officer of the Company or any Subsidiary obtaining actual knowledge of such default and (ii) the Collateral Agent delivering written notice to the Company of such default; or

               d. the Company defaults in the performance of or compliance with any term, agreement or covenant contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 9) and such default is not remedied within ten (10) business days after the earlier of (i) an executive officer of the Company or any Subsidiary obtaining actual knowledge of such default and (ii) the Collateral Agent delivering written notice to the Company of such default; or

               e. any representation or warranty made by or on behalf of the Company or any Subsidiary or by any officer of the Company or a Subsidiary in this Agreement, the Security Agreement, any Subsidiary Security Agreement, any Guaranty, the Real Property Security Agreement, the Pledge Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made, and such condition has not been cured for ten (10) business days after the earlier of (i) an executive officer of the Company or any Subsidiary obtaining actual knowledge of such condition and (ii) the Collateral Agent delivering written notice to the Company of such condition; or

               f. (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any indebtedness that is outstanding beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any indebtedness that is outstanding or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such indebtedness has become, or has been declared (or one or more Persons are entitled to declare such indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of indebtedness to convert such indebtedness into equity interests), (A) the

Company or any Subsidiary has become obligated to purchase or repay indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (B) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such indebtedness; provided, that any of the foregoing, if curable, has not been cured within ten (10) business day after the earlier of (i) an executive officer of the Company or any Subsidiary obtaining actual knowledge of such default and (ii) the Collateral Agent delivering written notice to the Company of such default; or

               g. the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

               h. a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within sixty (60) days; or

               i. a final judgment or judgments for the payment of money are rendered against one or more of the Company and its Subsidiaries, which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

               j. any Subsidiary defaults in the performance of or compliance with any term contained in any Guaranty or the Subsidiary Security Agreement or any Guaranty or the Subsidiary Security Agreement ceases to be in full force and effect as a result of acts taken by the Company or any Subsidiary, or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Company or any Subsidiary or any of them renounces any of the same or denies that it has any or further liability thereunder; provided, that any of the foregoing, if curable, has not been cured within ten (10) business day after the earlier of (i) an executive officer of the Company or any Subsidiary obtaining actual knowledge of such default and (ii) the Collateral Agent delivering written notice to the Company of such default;

               k. the Company defaults in the performance of or compliance with any term contained in the Pledge Agreement or the Pledge Agreement ceases to be in full force and effect as a result of acts taken by the Company or any Subsidiary, or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Company or any Subsidiary or any of them renounces any of the same or denies that it has any or further liability thereunder; provided, that any of the foregoing, if curable, has not been cured within ten (10) business day after the earlier of (i) an executive officer of the Company or any Subsidiary obtaining actual knowledge of such default and
(ii) the Collateral Agent delivering written notice to the Company of such default; or

               l. the Company defaults in the performance of or compliance with any term contained in the Real Property Security Agreement or the Real Property Security Agreement ceases to be in full force and effect as a result of acts taken by the Company or any Subsidiary, or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Company or any Subsidiary or any of them renounces any of the same or denies that it has any or further liability thereunder; provided, that any of the foregoing, if curable, has not been cured within ten (10) business day after the earlier of (i) an executive officer of the Company or any Subsidiary obtaining actual knowledge of such default and (ii) the Collateral Agent delivering written notice to the Company of such default.

          10. REMEDIES ON DEFAULT, ETC.

               a. ACCELERATION.

                    (i) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 9 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                    (ii) If any other Event of Default has occurred and is continuing, holders of a majority or more in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                    (iii) If any Event of Default described in paragraph (a) or
(b) of Section 9 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 10(a), whether automatically or by declaration (a "DEFAULT"), such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

               b. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10(a), the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

               c. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (i) or (ii) of Section 10(a), the holders of a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(i) the Company has paid all overdue interest on the Notes and all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, (ii) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 14, and (iii) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 10(c) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

               d. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 17, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 10, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

               e. DEFAULT INTEREST. During any period a Default or an Event of Default has occurred and is continuing, any amount of principal on the Notes then outstanding shall bear interest (the "DEFAULT INTEREST"), and the Company shall pay to the holder thereof in cash as liquidated damages and not as a penalty, at the rate equal to (i) two percent (2%) for the first thirty (30) days, or fraction thereof, after such Default or Event of Default has occurred and (ii) thereafter three and one-half percent (3.5%) for each thirty (30) day period, or fraction thereof, until the earlier of (A) the Notes, including accrued but unpaid interest thereon, are paid in full and (B) such Default or Event of Default, if curable under the terms of this Agreement, has been cured. Such Default Interest shall be paid to the holders of such Notes by the fifth
(5th) day of the month following the month in which it has accrued or, if not so paid, shall be added to the principal amount of such holder's Notes, in which event interest shall accrue thereon in accordance with the terms of the Notes.

          11. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

               a. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

               b. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit "A." Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be transferred in denominations of less than $50,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $50,000.

               c. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be notice from such holder of such ownership and such loss, theft, destruction or mutilation), and

                    (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, (A) a Buyer, or (B) other Person with a minimum net worth of at least the then-outstanding principal amount of the Notes so lost, stolen, destroyed or mutilated, then such Buyer's or other Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                    (ii) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

          12. PAYMENT ON NOTES.

               a. PLACE OF PAYMENT. Subject to Section 12(b), payments of principal and interest becoming due and payable on the Notes shall be made in U.S. Dollars at the principal office of the Company. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

               b. HOME OFFICE PAYMENT. So long as a Buyer or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 12(a) or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest in U.S. Dollars and by the method and at the address specified for such purpose below such Buyer's name on the signature page hereto, or by such other method or at such other address as such Buyer shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Buyer shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 12(a).

               c. ALLOCATION OF PREPAYMENT. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

               d. MAKE-WHOLE AMOUNT. If (i) the Company, at its option, prepays at any time all, or from time to time any part of, the Notes, or (ii) the principal amount of the Notes become due and payable prior to the Maturity Date, by acceleration or otherwise, then the Company shall pay, in addition to any other amounts due and owing to the holders of such Notes, the Make-Whole Amount determined for the prepayment date with respect to such principal amount so prepaid. Contemporaneous with any such payment, the Company will give each holder of Notes (i) written notice which shall specify (A) the aggregate principal amount of the Notes being prepaid, (B) the principal amount of each Note held by such holder being prepaid, (C) the accrued but unpaid interest through the prepayment date, including Default Interest, if any, being paid with respect to such principal amount being prepaid, and (ii) a certificate of the Chief Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment, setting forth the details of such computation. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the non-discounted interest that would have accrued from the date of such prepayment to the Maturity Date.

          13. INDEMNIFICATION.

               a. SURVIVAL. All representations, warranties and covenants in this Agreement and the DISCLOSURE SCHEDULE will survive the Closing. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties and covenants will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, shall not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties and covenants.

               b. INDEMNIFICATION. The Company will indemnify and hold harmless the Buyers and the Collateral Agent, each of their officers, partners, managers, and all Persons who control (as such term is defined under the Securities Act or the Exchange Act) such Buyer or the Collateral Agent (each an "INDEMNIFIED PARTY" and collectively the "INDEMNIFIED PARTIES"), and will pay to the Indemnified Parties the amount of, any loss, liability, claim, damage, expense, including costs of investigation and defense and reasonable attorneys' fees, (collectively, "DAMAGES") arising, directly or indirectly, from or in connection with (i) any breach of any representation or warranty made by the Company in this Agreement or the DISCLOSURE SCHEDULE, the Notes, the Warrants, the Registration Rights Agreement, the Pledge Agreement, the Real Property Security Agreement or the Security Agreement, (ii) any breach by the Company of any covenant or obligation of the Company in this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Pledge Agreement, the Real Property Security Agreement or the Security Agreement, or (iii) any breach of any representation or warranty made by any Subsidiary in any Guaranty or any Subsidiary Security Agreement, or (iv) any breach of by any Subsidiary of any covenant or obligation of such Subsidiary under any Guaranty or any Subsidiary Security Agreement.

               c. TIME LIMITATIONS. The Company shall have no liability (for indemnification or otherwise) with respect to any breach of any representation or warranty, unless on or before the date three (3) years from the Closing Date, an Indemnified Party notifies the Company of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by such Indemnified Party.

               d. PROCEDURE FOR INDEMNIFICATION. If a claim is to be made against the Company under Section 13(b), the Indemnified Party shall give notice to the Company of such claim. In the event that the Company objects in writing to any claim for Damages, the Indemnified Party and the Company shall attempt in good faith to resolve the dispute. The remedies provided in this Section 13 will not be exclusive of or limit any other remedies that may be available to the Buyers. When determining Damages under this Section 13, all materiality qualifiers will be disregarded.

          14. AMENDMENT AND WAIVER.

               a. REQUIREMENTS. This Agreement, the Notes, the Security Agreement, any Guaranty, the Subsidiary Security Agreement, the Pledge Agreement and the Real Property Security Agreement may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of a majority of the then-outstanding principal amount of the Notes.

               b. SOLICITATION OF HOLDERS OF NOTES. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 14 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

               c. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 14 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" or "the Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

               d. NOTES HELD BY COMPANY. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

          15. EXPENSES.

               a. CURRENT EXPENSES. The Company shall reimburse, or pay directly, at the Closing up to $30,000 in the aggregate, of which $10,000 is acknowledged as previously paid, (i) counsels' fees of one firm designated by ABS SOS-PLUS PARTNERS, LTD. (the "LEAD BUYER") incurred in connection with the negotiation, preparation, and closing of this Agreement and the other agreements to be executed in connection herewith (the "DOCUMENTS"), (ii) such counsels' reasonable out of pocket expenses and (iii) other out-of-pocket expenses incurred by the Lead Buyer or the Collateral Agent incurred in connection with the negotiation of the terms of the transactions contemplated herein and due diligence of the Company, its Subsidiaries and their respective management. When requested by the Lead Buyer the Company shall pay these fees directly, otherwise the Company must make immediate payment for reimbursement to the Lead Buyer for such fees and expenses immediately upon written notice by the Lead Buyer or the submission of an invoice by the Lead Buyer. If the Company fails to reimburse the Lead Buyer in full within three (3) business days of the written notice or submission of invoice by the Lead Buyer, the Company shall pay interest on the total amount of fees to be reimbursed at a rate of eighteen percent (18%) per annum. Unless otherwise provided in this Agreement, each party shall bear its own expenses in performing this Agreement.

               b. EXPENSES IN DISPUTE. In the event of any dispute regarding the subject matter hereunder, the non-prevailing party in any dispute shall be required to fully reimburse the prevailing party in any dispute for all of its documented attorneys' fees, costs and expenses incurred in connection with such dispute, the outcome of which shall have been determined by a court of competent jurisdiction.

               c. EXPENSES FOR AMENDMENTS. If the Lead Buyer shall employ counsel for advice or other representation or shall incur legal or other costs and expenses in connection with any amendment or modification of this Agreement or any of the other Documents, then, and in any such event, the counsel fees arising from such services and all expenses, costs, charges and other fees of such counsel incurred in connection with or related to any of the events or actions described above shall be payable by the Company.

          16. [INTENTIONALLY OMITTED]

          17. GOVERNING LAW; JURY TRIAL.

               a. GOVERNING LAW. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Agreement and performance of the parties' obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties' obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 18 hereof, provided that a reasonable time, not less than thirty (30) days, is allowed for response. Service of process may also be made in such other manner as may be permissible under the applicable court rules.

               b. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO

THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          18. CONVERSION RIGHTS.

               a. GENERAL.

                    (i) CONVERSION EVENTS. Each holder of a Note shall have the right from time to time, at any time while a Default or an Event of Default has occurred as is continuing and subject to (A) the ASX granting the ASX Approval or (B) such conversion or conversions not causing a delisting of the Company from the ASX, to convert all or any part of the outstanding and unpaid principal amount and accrued but unpaid interest of the holder's Note into fully paid and non-assessable common stock, par value $0.01 per share, of the Company (the "COMMON STOCK"), or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined herein).

                    (ii) CONVERSION AMOUNT. The number of shares of Common Stock to be issued upon each conversion of the holder's Note shall be equal to (i) the Conversion Amount (as defined below) divided by (ii) the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form accompanying this Agreement (the "NOTICE OF CONVERSION"), delivered to the Company by the holder in accordance with Section 18(d) below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the "CONVERSION DATE"). The term "CONVERSION AMOUNT" means, with respect to any conversion of the holder's Note, the sum of (1) the principal amount of the holder's Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in the holder's Note to the Conversion Date plus (3) Default Interest, if any.

                    (iii) CONVERSION LIMIT. In no event, at any time that the Company has any class of its securities registered under Section 12(b) or
Section 12(g) of the Exchange Act, shall the holder be entitled to convert any portion of the holder's Note in excess of that portion of the holder's Note upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Company (including, without limitation, the warrants issued by the Company pursuant to this Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the holder's Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of this Agreement, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulations 13D-G thereunder, except as otherwise provided in clause (i) above. The holder may waive the provisions of this Section 18(a)(iii) as to itself (and solely as to itself) (i) upon not less than 61 days' prior notice to the Company, and the provisions of this Section 18(a)(iii) shall continue to apply until such 61st day (or such later date as may be specified in such notice of waiver) or (ii) upon the occurrence of any event under Section 18(f)(i). No conversion in violation of this Section 18(a)(iii), but otherwise in accordance here, shall affect the status of the Common Stock issued upon such conversion as validly issued, fully-paid and nonassessable.

               b. DEFINITIONS. The capitalized terms below as used in this
Section 18 shall have the following definitions.

                    (i) BLOOMBERG. The term "BLOOMBERG" shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

                    (ii) CONVERSION PRICE. The "CONVERSION PRICE" shall be US$0.15, subject to adjustment as provided herein.

                    (iii) MARKET PRICE. The term "MARKET PRICE" means, as of any date, (i) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg, or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (x) the Board of Directors of the Company or, (y) at the option of a majority-in-interest of the holders of the outstanding Notes, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                    (iv) TRADING DAY. The term "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

               c. AUTHORIZED SHARES. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the holder's Note and the other Notes issued pursuant to this Agreement (the "RESERVED AMOUNT"). If the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of the holder's Note, and (ii) agrees that its issuance of the holder's Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of the holder's Note.

               d. METHOD OF CONVERSION.

                    (i) MECHANICS OF CONVERSION. Subject to Section 18(a), the holder's Note may be converted by the holder in whole or in part, by (i) submitting to the Company a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (ii) subject to Section 18(d)(ii), surrendering the holder's Note at the principal office of the Company.

                    (ii) SURRENDER OF NOTE UPON CONVERSION. Notwithstanding anything to the contrary set forth herein, upon conversion of the holder's Note in accordance with the terms hereof, the holder shall not be required to physically surrender the holder's Note to the Company unless the entire unpaid principal amount of the holder's Note is so converted. The holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the holder's Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of the holder's Note is converted as aforesaid, the holder may not transfer the holder's Note unless the holder first physically surrenders the holder's Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new Note of like tenor, registered as the holder (upon payment by the holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of the holder's Note. The holder and any assignee, by acceptance of the holder's Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of the holder's Note, the unpaid and unconverted principal amount of the holder's Note represented by the holder's Note may be less than the amount stated on the face hereof.

                    (iii) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon receipt by the Company from the holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 18(d), the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of the holder's Note) (such third business day being hereinafter referred to as the "DEADLINE") in accordance with the terms hereof and the Purchase Agreement.

                    (iv) OBLIGATION OF COMPANY TO DELIVER COMMON STOCK. Upon delivery by the holder to the Company of a Notice of Conversion, the holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on the holder's Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Section 18, all rights with respect to the portion of the holder's Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the holder shall have given a Notice of Conversion as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 6:00 p.m., New York, New York time, on such date.

                    (v) DELIVERY OF COMMON STOCK BY ELECTRONIC TRANSFER. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the holder and its compliance with the provisions contained in
Section 18(a) and in this Section 18(d), the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

               e. CONCERNING THE SHARES.

                    (i) LEGEND. The shares of Common Stock issuable upon conversion of the holder's Note may not be sold or transferred unless (A) such shares are sold pursuant to an effective registration statement under the Securities Act, or (B) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) ("RULE 144") or (D) such shares are sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or
(E) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 18(e). Except as otherwise provided in this Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of the holder's Note have been registered under the Act as contemplated by the Registration Rights Agreement, otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of the holder's Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

                    (ii) REMOVAL OF LEGEND. The legend set forth above shall be removed and the Company shall issue to the holder a new certificate therefor free of any transfer legend if (A) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (B) such holder provides the Company or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of the holder's Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (C) in the case of the Common Stock issuable upon conversion of the holder's Note, such security is registered for sale by the holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the effective date of any registration statement under the Act registering the resale of the Common Stock issuable upon conversion of the Notes if required by the Company's transfer agent to effect the removal of the legend hereunder. Nothing in the holder's Note shall (x) limit the Company's obligation under the Registration Rights Agreement or (y) affect in any way the holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

                    (iii) AUSTRALIAN STOCK EXCHANGE. Notwithstanding the foregoing under this Section 18(e), subject to the ASX granting the ASX Approval, the Company (A) represents and warrants to each Buyer that the shares of Common Stock issuable upon conversion of the Notes pursuant to this Section 18 are freely transferable by each of the Buyers and their respective registered assigns of the Notes on the ASX pursuant to the rules and regulations of the ASX, Australian law and United States federal and state law, without, subject to market conditions, volume limitation or price discount, and (B) covenants to each of the Buyers and their respective registered assigns of the Notes that the shares of Common Stock when issued upon conversion of the Notes pursuant to this Section 18 will be freely transferable by such Buyers and their respective registered assigns on the ASX pursuant to the rules and regulations of the ASX, Australian law and United States federal and state law, without, subject to market conditions, volume limitation or price discount, and subject to changes in rules and regulations of the ASX, Australian law and United States federal and state law after the date hereof.

               f.   EFFECT OF CERTAIN EVENTS.

                    (i) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when any of the Notes are issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then each holder of a Note shall thereafter have the right to receive upon conversion of the holder's Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holder would have been entitled to receive in such transaction had the holder's Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of the holder's Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the
Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any transaction described in this Section 18(f)(i) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holder shall be entitled to convert the holder's Note notwithstanding Section 18(a)(iii)) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 18(f)(i). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                    (ii) ADJUSTMENT DUE TO DISTRIBUTION. If, at any time when any Notes are issued and outstanding, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "DISTRIBUTION"), then each holder of a Note shall be entitled, upon any conversion of the holder's Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution and the Note shall be deemed repaid by the amount of the fair value of the Distribution.

                    (iii) ADJUSTMENT DUE TO DILUTIVE ISSUANCE. If, at any time when any Notes are issued and outstanding, the Company issues or sells, or in accordance with this Section 18(f) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "DILUTIVE ISSUANCE"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the lower of (i) the amount of the consideration per share received by the Company in such Dilutive Issuance and
(ii) the price determined by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (A) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 18(f)(iv) hereof, received by the Company upon such Dilutive Issuance divided by the Conversion Price in effect immediately prior to the Dilutive Issuance, and
(B) the denominator of which is the Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance. The term "COMMON STOCK DEEMED OUTSTANDING" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (i) pursuant to Section 18(f)(iv)(1) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (ii) pursuant to
Section 18(f)(iv)(2) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any. No adjustment to the Conversion Price shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (iv) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price, the following will be applicable:

                         1. ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any
manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                         2. ISSUANCE OF CONVERTIBLE SECURITIES. If the Company
in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                         3. CHANGE IN OPTION PRICE OR CONVERSION RATE. If there
is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                         4. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the
Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after such date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                         5. TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED
CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                         6. CALCULATION OF CONSIDERATION RECEIVED. If any Common
Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of the holder's Note will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

                         7. EXCEPTIONS TO ADJUSTMENT OF CONVERSION PRICE. No
adjustment to the Conversion Price will be made (A) upon the issuance of shares of Common Stock or options or warrants to purchase Common Stock to employees of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company on or before June 14, 2006, or (B) the issuance of shares of Common Stock upon exercise of any of the Warrants.

                    (v) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 18(f), the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Notes a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Notes, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of such holder's Note.

               g.   STATUS AS SHAREHOLDER.

                    (i) DEEMED OWNER; RESCISSION. Upon submission of a Notice of Conversion by a holder of a Note, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted portion of the holder's Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Company to comply with the terms of the holder's Note. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the third (3rd) business day after the Deadline with respect to a conversion of any portion of the holder's Note for any reason, then the holder may elect at such holder's option to regain the rights of a holder of the holder's Note with respect to such attempted converted portions of the holder's Note and the Company shall, as soon as practicable, return such attempted converted Note to the holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of the holder's Note has not been converted. In all cases, the holder shall retain all of its rights and remedies for the Company's failure to convert the holder's Note.

                    (ii) COMPENSATION FOR BUY-IN ON FAILURE TO TIMELY DELIVER CERTIFICATES UPON CONVERSION. In addition to any other rights available to the holder, if the Company fails for any reason to deliver to the holder of a Note such certificate or certificates pursuant to this Section 18 by the third (3rd) business day after the Deadline, and if after such third business day after the Deadline the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such holder of Common Stock which the holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall (i) pay in cash to the holder (in addition to any remedies available to or elected by the holder) the amount by which (x) the holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (ii) at the option of the holder, either reissue Notes in principal amount equal to the principal amount of the attempted conversion or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under this Section 18. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In.

          19.  MISCELLANEOUS.

               a. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

               b. SEVERABILITY. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

               c. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

               d. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

          If to the Company:

               ZBB Energy Corporation
               N93 W14475 Whittaker Way
               Menomonee Falls, WI 53051
               Attn: Robert Parry, Chief Executive Officer
               Telephone: (262) 253-9800
               Facsimile: (262) 253-9822

          with copies to:

               Hodgson Russ LLP
               60 East 42nd Street, 37th Floor
               New York, New York 10165 - 0150
               Attn: Steven Weiss, Esq.
               Telephone: (212) 661-3535
               Facsimile: (212) 972-1677

          If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

          with copies to:

               Tarter Krinsky & Drogin LLP
               470 Park Avenue South, 14th Floor
               New York, New York 10016
               Attention: James G. Smith, Esq.
               Telephone: (212) 481-8585
               Facsimile: (212) 481-9062

          Each party shall provide notice to all of the other parties of any change in address.

               e. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, any Buyer may assign its rights hereunder to any Person that purchases any of the Securities in a private transaction from such Buyer or to any of its Affiliates without the consent of the Company.

               f. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

               g. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               h. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

               i. REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyers shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

               j. NONLIABILITY OF THE BUYERS. The relationship between the Company and the Buyers is, and shall at all times remain, solely that of the Company with a purchaser of its securities. The Buyers neither undertake nor assume any responsibility or duty to the Company to review, inspect, supervise, pass judgment upon, or inform the Company of any matter in connection with any phase of the Company's business, operations, or condition, financial or otherwise. The Company shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to the Company by the Buyers, or any representative or agent of the Buyers, in connection with any such matter is for the protection of the Buyers, and neither the Company nor any third party is entitled to rely thereon.

               k. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein and therein, wherever enacted, now or at any time hereafter in force, or which may effect the covenants or the performance of this Agreement; and

(to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of power herein granted to the holders of the Notes, but shall suffer and permit the execution of every such power as though no such law had been enacted. All agreements between the Company and holders of the Notes, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason or demand or acceleration of the final maturity date of the Notes or prepayment or otherwise, shall the interest contracted for (or any original issue discount that would be determined to be interest), charged, received, paid or agreed to be paid to holders exceed the maximum amount permissible under the laws of the State of New York (hereinafter the "APPLICABLE LAW"). If, from any circumstances whatsoever, interest (or any original issue discount that would be determined to be interest) would otherwise be payable to any holder of the Notes in excess of the maximum amount permissible under Applicable Law, the interest payable to such holder shall be reduced to the maximum amount permissible under Applicable Law, and if from any circumstances such holder shall ever receive anything deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance of principal hereof, such excess shall be refunded to the Company as applicable. All interest paid or agreed to be paid to the holders of the Notes shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law.

               l. OBLIGATIONS SEVERAL NOT JOINT. The obligations of each Buyer under this Agreement are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement. Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. Each Buyer has been represented by, or has had the opportunity to be represented by, its own separate legal counsel in its review and negotiation of this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Pledge Agreement, the Real Property Security Agreement, the Security Agreement, each Guaranty, the Subsidiary Security Agreement and any other documents contemplated by any of the foregoing.

               m. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

ZBB ENERGY CORPORATION


By:
    ------------------------------------
    Robert Parry
    Chief Executive Officer

                     [signature page continues on next page]

BUYERS:

ABS SOS-PLUS PARTNERS, LTD.


By:
    ------------------------------------

Name:
      ----------------------------------

Title:
       ---------------------------------

JURISDICTION: Cayman Islands

ADDRESS:      Trehl Plaza Suite 4
              Harold Road West
              Nassau, Bahamas CB-11267
              Attention: Tamischa Ambrister
              Facsimile: 242-328-0683
              Telephone: 242-323-0195

With copies of notices to:

ADDRESS:      CTI Capital Management
              1967 Longwood-Lake Mary Road
              Longwood, FL 32750
              Attn: Kara Irish
              Facsimile: 407-833-4036
              Telephone: 407-833-4022

AGGREGATE SUBSCRIPTION AMOUNT:

     Purchase Price:                                                    $835,000

     Principal Amount of Notes: Equal to Buyer's Purchase Price
     multiplied by 1 1/3                                              $1,113,333

     Number of Warrants: Equal to Principal Amount of Note divided
     by $0.15                                                          7,422,220


                     [signature page continues on next page]

BUSHIDO CAPITAL MASTER FUND L.P.
By: Bushido Capital Partners, Ltd.


By:
    ------------------------------------
    Louis Rabman
    President

JURISDICTION: Cayman Islands

ADDRESS:      275 Seventh Avenue, Suite 2000
              New York, New York 10001
              Facsimile: (646) 486-6885
              Telephone: (212) 750-5200

AGGREGATE SUBSCRIPTION AMOUNT:

     Purchase Price:                                                    $417,500

     Principal Amount of Notes: Equal to Buyer's Purchase Price
     multiplied by 1 1/3                                                $556,667

     Number of Warrants: Equal to Principal Amount of Note
     divided by $0.15                                                  3,711,110

                     [signature page continues on next page]

PIERCE DIVERSIFIED STRATEGY MASTER FUND
BY: BUSHIDO CAPITAL PARTNERS, LTD.


By:
    ------------------------------------
    Louis Rabman
    President

JURISDICTION: _________________

ADDRESS:      275 Seventh Avenue, Suite 2000
              New York, New York 10001
              Facsimile: (646) 486-6885
              Telephone: (212) 750-5200

AGGREGATE SUBSCRIPTION AMOUNT:

     Purchase Price:                                                    $417,500

     Principal Amount of Notes: Equal to Buyer's Purchase
     Price multiplied by 1 1/3                                          $556,666

     Number of Warrants: Equal to Principal Amount of
     Note divided by $0.15                                             3,711,110